CONSENT OF EXPERT

To:

Baja Mining Corp., (the “Company”)

I, Don Hunter, do hereby consent to the filing of the written disclosure of the technical report titled, “Independent Technical Report on the Boleo Copper Cobalt Project located in Baja California Sur, Mexico – A Review of the Potential to Develop a Mining Operation in the Boleo District together with Recommendations for Further Project Development", of the El Boleo Project located in Santa Rosalia, Baja California Sur, Mexico and dated June 2005 (the “Technical Report”) and any extracts from or a summary of the Technical Report in the Registration Statement on Form 20-F/R (Amendment Number 1) dated October 5, 2006 (the “Registration”) of the Company, and to the filing of the Technical Report with United States Securities and Exchange Commission.

I also consent to the use of my name in the Registration Statement.

Dated this 5th day of October, 2006.

By: ________________________________

I, Don Hunter, do hereby consent to the filing of the written disclosure of the technical report titled, “Preliminary Economic Assessment", of the El Boleo Project located in Santa Rosalia, Baja California Sur, Mexico and dated August 12, 2005 (the “Technical Report”) and any extracts from or a summary of the Technical Report in the Registration Statement on Form 20-F (Amendment Number 1) dated October 5, 2006 (the “Registration”) of the Company, and to the filing of the Technical Report with United States Securities and Exchange Commission.

I also consent to the use of my name in the Registration Statement.

Dated this 5th day of October, 2006.

By: ________________________________